UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

BARNES & NOBLE, INC.

(Name of Registrant as Specified in Its Charter)

YUCAIPA AMERICAN ALLIANCE FUND II, L.P.

YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, L.P.

YUCAIPA AMERICAN ALLIANCE FUND II, LLC

YUCAIPA AMERICAN FUNDS, LLC

YUCAIPA AMERICAN MANAGEMENT, LLC

THE YUCAIPA COMPANIES LLC

RONALD W. BURKLE

STEPHEN F. BOLLENBACH

MICHAEL S. MCQUARY

ROBERT P. BERMINGHAM

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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The following statement was made available in response to media inquiries:

“Glass Lewis was in error in their conclusion that related party transactions predated the Company’s listing. In fact, the College Booksellers half a billion dollar transaction closed in September 2009. Given this and other errors in their conclusion, we would hope they would reconsider and provide us an opportunity to present them with the facts.

“The issues facing shareholders, however, remain unchanged. Leonard Riggio and his family have enriched themselves disproportionately at the expense of other stockholders with the blessing of Mr. Riggio’s hand-picked board. Barnes & Noble has a history of underperforming in terms of financial performance, stock performance and corporate governance. Because of the stymieing effect of the poison pill and Leonard Riggio’s iron-clad control of the sale process through his hand-picked board, Leonard Riggio sits poised to buy the company on the cheap.

“We continue to believe that shareholders want a change and a check on Barnes & Noble’s self-dealing with their chairman. We also believe that the company’s stockholders want board members who will hold management responsible. Yucaipa remains intent on fighting for the interests of all Barnes & Noble stockholders and continues to believe that the next phase of the Company’s evolution requires the perspective and experience of truly independent directors who are free from the influence of Leonard Riggio.”

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Yucaipa American Alliance Fund II, L.P. and Yucaipa American Alliance (Parallel) Fund II, L.P. (collectively, “Yucaipa”) have filed a definitive proxy statement and related materials with the Securities and Exchange Commission (“SEC”) in connection with Yucaipa’s solicitation of proxies to elect its nominees to the Barnes & Noble Board of Directors and to approve its proposal to amend Barnes & Noble’s poison pill at the 2010 Annual Meeting of Stockholders. Barnes & Noble stockholders should read Yucaipa’s definitive proxy statement and its other publicly-filed proxy materials as they become available, because they contain important information. Information regarding the direct and indirect interests of Yucaipa and each other participant in the solicitation of proxies by Yucaipa are included in Yucaipa’s proxy materials filed with the SEC. Yucaipa’s proxy materials and other SEC filings may be accessed without charge at the SEC’s website at www.sec.gov. Stockholders who need assistance voting their shares may contact MacKenzie Partners, Inc., Yucaipa’s proxy solicitor by calling (800) 322-2885 or e-mailing bks@mackenziepartners.com.